Exhibit 10.2

IRREVOCABLE ESCROW INSTRUCTIONS

  Material Technologies, Inc. (“the Company”) and Stephen Forrest Beck (“Beck”) wish to establish two escrow accounts with Interwest Transfer Company (“Interwest” or the “Transfer Agent”) to provide for the issuance of shares to Beck.

  The Company will issue to Beck and deposit an initial 5,000,000 shares in each of two escrow accounts, the “Anti-Dilution Escrow” (ADE) and the “Upside Share Escrow” (USE).  The Company will provide appropriate Board of Directors approval for the issuance of the shares and, where necessary, a legal opinion.

  Interwest is instructed to issue shares to Beck on the following basis:
  Anti-Dilution Escrow:
  Interwest will, on January 2, 2007, issue to Beck a number of shares equal to 8% of the total volume of trading in the Company’s Class A common stock during the prior 30 days.  Shares issued pursuant to this 8% calculation shall be known as the “Anti-Dilution Shares.”

  An email communication from Beck’s broker containing the trading volume in the prior 30 days of the Company’s common shares as compiled by Fidelity.com and the 8% calculation will be sent on December 31, 2006, before 4:00 pm PST.  Interwest may verify this amount and calculation with the Company and via its internal calculations.  This process shall be repeated on the last day of each successive month.

  Interwest shall release to Beck that number of shares by the close of business on the day after the information is received and shall transmit the share certificates to Beck or his broker by overnight courier to arrive on the morning of the following day.

  The Company’s board of director’s resolution authorizing all such issuances shall be executed and delivered to Interwest prior to December 31, 2006, and the Company will issue resolutions as necessary for the issuance of Upside Shares.

  In each succeeding month, Beck will provide proof from his broker of the gross dollar amount received from the sale of any of the Anti-Dilution Shares to both the Company and Interwest.

  When Beck receives $800,000 from the sale of 1,263,800 of Anti-Dilution Shares (1.78% of 71 million), then the remaining shares shall be returned to the Company.  Otherwise, the issuance procedure outlined above shall be continued until Beck has received a total of $800,000 from the sale of the Anti-Dilution Shares, at which time any shares that remain in that account shall be returned to the Company.

  Upside Shares Escrow
  Upon receiving notice from the Company that it has issued shares to any party after the date hereof, in the case of Beck with proof of such issuance, Interwest is required to issue Beck 1.78% of the number of shares issued as of the date such shares were issued, promptly at the end of each quarter upon receipt of a Board of Directors resolution authorizing the issuance of the shares.  However, such shares shall be held in accordance with (v) below.  Shares issued pursuant to this Section 1(b)(i) will be “restricted securities” under the Securities Act of 1933, will contain an appropriate restrictive legend, and will not be saleable for at least one (1) year from the date Beck is entitled to receive them.

  The Company shall quarterly inform Interwest of each occasion that it has issued shares to any party.

  A proof of share issuance by the Company provided to Interwest may be in the form of a control log maintained by the records custodian for the Company.

  The duty to issue shares under this Upside Escrow shall continue for twenty-one (21) months from the date hereof.

  Upon the earlier to occur of (i) Beck has sold all of the shares which he is entitled to sell from the Anti-Dilution Escrow, and (ii) the date which is one (1) year from the date hereof, then the Shares issued to him in the Upside Share Escrow shall be released to Beck under the same trading restrictions and using the same procedures as described in paragraph 3a (ii – iv) above.
  Rule 144.  Shares issued under the Anti-Dilution Escrow shall be restricted and legended for sale under Rule 144 promulgated under the Securities Act of 1933.  However, as long as any and all necessary paperwork is provided and the Company is eligible under Rule 144 (e.g., the Company is current in its filings), the Company hereby authorizes Interwest to release such shares to Mr. Beck, without legend.  However, such shares shall only be delivered in accordance with Rule 144 and upon delivery of all required Rule 144 paperwork and opinion acceptable to the transfer agent’s counsel.  Beck agrees to execute all necessary paperwork to comply with Rule 144 and reasonable requests of the Company’s counsel.

  Irrevocable Instructions.  The instructions contained in this Agreement shall be irrevocable and may only be canceled in writing executed by Mr. Beck and the Company.

  Termination.  This Agreement shall terminate at such time as all shares held beneficially by Mr. Beck have been distributed to him in accordance with Section 3 of this Agreement.

  Non-Contact.  Any, and all, communications regarding the issuance and delivery of shares shall be between the Company and Interwest, or between Interwest and Mr. Beck’s authorized representatives, i.e. his attorney(s) and/or his broker.

  Duties of Interwest.  Interwest undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:
  The statements of fact and recitals contained herein shall be taken as statements of the Company and Mr. Beck, and Interwest assumes no responsibility for the correctness of action taken or to be taken by it.

  Interwest shall not be responsible for any failure of the Company or Mr. Beck to comply with any of the covenants contained in this Agreement.

  Interwest may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and Interwest shall incur no liability or responsibility to the Company or to any holder of any shares in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

  Interwest shall incur no liability or responsibility to the Company or to Mr. Beck for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

  The Company agrees to pay to Interwest reasonable compensation for all services rendered by Interwest in the execution of this Agreement, to reimburse Interwest for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by Interwest in the execution of this Agreement and to indemnify Interwest and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by Interwest in the execution of this Agreement except as a result of Interwest’s gross negligence, willful misconduct, or bad faith.

  Interwest shall be under no obligation to institute any action, suit or legal proceeding or to take any action likely to involve expense unless the Company or one or more registered holders of common stock shall furnish Interwest in advance with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of Interwest to take such action as Interwest may consider proper, whether with or without any such security or indemnity.

  Interwest and any shareholder, director, officer, partner or employee of Interwest may buy, sell or deal in any of the common shares or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Interwest under this Agreement.  Nothing herein shall preclude Interwest from acting in any other capacity for the Company or for any other legal entity.

  Interwest shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof.  Interwest shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith.

  Interwest may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and Interwest shall not be answerable or accountable for any act, default, neglect or misconduct provided reasonable care had been exercised in the selection and continued employment thereof.

  Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to Interwest by a copy thereof certified by the Secretary or Assistant Secretary of the Company.  Any request, direction, election, order or demand of Mr. Beck shall be sufficiently evidenced by an instrument signed by him or his authorized representative.

  Interwest is executing this Agreement in the capacity of an Escrow Agent only and in no other capacity.  It assigns no responsibilities to either Mr. Beck or the Company by this Agreement except for those as an Escrow Agent.
  Change of Escrow Agent.   Interwest may resign and be discharged from its duties under this Agreement by giving notice in writing to the Company and Mr. Beck, that it intends to resign, specifying the effective date of its resignation.  Such date shall be at least fifteen (15) days from the date of the Notice, and Interwest shall remain as escrow agent and continue its duties hereunder until the effective date of the resignation.  In the event of such resignation, Mr. Beck and MaTech shall mutually and within ten (10) days select a substitute escrow agent and these Irrevocable Instructions shall then be Irrevocable Instructions to the substitute escrow agent.  At such time as a substitute escrow agent is put into place, Interwest shall have no further responsibility to undertake any act in connection with this escrow, other than to retain possession of the materials in escrow until transferred to a substitute escrow agent.

In the event that Beck and MaTech cannot mutually agree on a substitute escrow agent within the ten (10) day limit set forth above, then a substitute escrow agent shall be chosen by a mediator, chosen by Beck and Bernstein, with the cost split equally by MaTech and Beck, from the American Arbitration Association or similar mediation service.  In the event that Beck and Bernstein cannot agree on a mediator, AAA or another similar mediation service shall select a mediator at random.

  Indemnity of Transfer Agent.  Forthwith upon the appointment of any Transfer Agent for the Common Stock or of any subsequent transfer agent for Common Stock or other shares of the Company’s Capital stock issuable upon the exercise of the rights of purchase represented by the Escrow Shares, the Company will file with Interwest a statement setting forth the name and address of such Transfer Agent.

  Further Indemnity of Interwest.  The Company and Mr. Beck hereby Indemnify Interwest against any claim, action, or other proceeding, against Interwest solely as a result of its being the escrow agent under this Agreement, except in the event of gross negligence or intentional wrongful conduct of Interwest.  Such indemnity shall include attorney’s fees.

  Supplements and Amendments.  This Agreement and the Settlement Agreement constitute the entire understanding among the parties with respect to the subject matter of the escrow for Mr. Beck.  There are no other promises, covenants, conditions, or agreements which are not contained herein.  This Agreement may only be amended, supplemented, or cancelled by an agreement signed by each of the parties hereto.  In the event that the rights and obligations of Beck and/or the Company in this letter are inconsistent with the rights and obligations spelled out in the Settlement Agreement, as between Beck and the Company, the Settlement Agreement prevails.  This includes Beck’s right to terminate the services of Interwest upon the proper procedures outlined in the Settlement Agreement.

  Successors.  All the covenants, agreements, representations and warranties contained in this Agreement shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

  Change: Waiver.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

  Headlines.  The section headings in this Agreement shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of Utah, without giving effect to principles of conflict of laws.

  Notice.  Any notice that the parties are required or may desire to deliver, shall be delivered by email and facsimile transmission, with a confirming copy sent by Federal Express or United States mail, proper postage prepaid to the other party at the address set forth herein below.  Such notice shall be deemed delivered on the day that the email and facsimile transmission is made, if it made during normal business hours Pacific Standard Time (or the next business day if not send during normal business hours PST), provided that the sender can reasonably demonstrate that the transmission was made or attempted.  Either party may change its address for purposes of this Notice provision by giving notice as provided herein.

The initial address for notice is as follows:

To the Company:          Robert M. Bernstein, President
                                    Material Technologies, Inc.
                                    11661 San Vicente Blvd., Suite 707
                                    Los Angeles, CA 90049
                                    Fax: (310) 473-3177
                                    email:  matech@att.net

                      Copy to:           Hassel Hill, Jr.
                                              Law Offices of Hassel Hill, Jr.
                                              220 North Glendale Ave.
                                              Glendale, CA 91206
                                              Tel: (818) 247-0770 Fax: (818) 247-0872
                                              email:  hasselhilljr@yahoo.com

           Additional copy to:      Brian A. Lebrecht, Esq.
                                              The Lebrecht Group, APLC
                                              9900 Research Drive
                                              Irvine, CA  92618
                                              Tel: (949) 635-1240 Fax (949) 635-1244
                                              email:  blebrecht@thelebrechtgroup.com

To Stephen F. Beck:     Stephen Forrest Beck
                                     489 Pimiento Lane
                                     Santa Barbara, CA 93109
                                     Fax: (805) 969-1567
                                     email:  SForestB@aol.com

                       Copy to:          David Shaub
                                              Shaub & Williams, LLP
                                              12121 Wilshire Blvd., Suite 205
                                              Los Angeles, CA 90025
                                              Tel: (310) 826-6678 Fax: (310) 826-8042
                                              email:  admin@sw-law.com

To Interwest:                 Interwest Transfer Company, Inc.
                                     1981 East 4800 South, Suite 100
                                     Salt Lake City, UT 84117
                                     Tel: (801) 272-9294     Fax: (801) 277-3147
                                     Attn: Melinda Orth
                                     email:  melinda@interwesttc.com

          BY THEIR SIGNATURES BELOW, THE UNDERSIGNED REPRESENT THAT THEY HAVE READ THE FOREGOING AND FULLY UNDERSTAND AND AGREE TO EACH AND ALL OF THE TERMS AND CONDITIONS SET FORTH THEREIN.

Dated:           December 27, 2006                                     Material Technologies, Inc.

                                                                                         By:   /s/ Robert M. Bernstein
                                                                                         Robert M. Bernstein, President

Dated:           December 27, 2006                                     Interwest Transfer Co., Inc.

                                                                                         By:

                                                                                         Title:

Dated:           December 27, 2006                                         /s/ Stephen F. Beck
                                                                                          Stephen Forrest Beck